UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2015

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1665 Scenic Avenue, Suite 250, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 327-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement Entry into a Material Definitive Agreement.

Amendment to the Registration Rights Agreement

As described herein on this Current Report Form 8-K, on the evening of December 29, 2015 (December 30, 2015 at approximately 9:00 a.m. Hong Kong time), TTM Technologies, Inc. (the “Company”) entered into the First Amendment to the Registration Rights Agreement, originally dated as of April 9, 2010 (the “First Amendment to the Registration Rights Agreement”), with Mr. Tang Hsiang Chien (“Mr. Tang”) and Su Sih (BVI) Limited (Mr. Tang and Su Sih (BVI) Limited are collectively referred to as the “Principal Shareholders”). Pursuant to the First Amendment to the Registration Rights Agreement, the Principal Shareholders will have the right to require the Company to use reasonable efforts to effect the registration of the Company’s common stock owned by them under the Securities Act of 1933, as amended, up to such number of registrations upon demand equal to five. Previously, the Principal Shareholders had the right to demand registration up to four times. No other changes were made to the prior agreement.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the First Amendment to the Registration Rights Agreement, and is subject to and qualified in its entirety by reference to the First Amendment of the Registration Rights Agreement attached hereto as Exhibit 10.1, which is incorporated by reference into this Item 1.01.

Amendment to the Shareholders Agreement

In addition, the Company entered into a Second Amendment to the Shareholders Agreement, originally dated as of April 9, 2010 (the “Second Amendment to the Shareholders Agreement”), with the Principal Shareholders and two of Mr. Tang’s adult children (the “Tang Siblings”).

The Second Amendment to the Shareholder’s Agreement provides that with respect to various matters relating to, among other things, governance of the Company; business combinations; amendments to the Company’s governing instruments; the size, composition, and qualifications of the Company’s board of directors; voting arrangements; and severance arrangements, the Principal Shareholders and Tang Siblings will be required to bifurcate their vote as follows: (i) the Principal Shareholders, the Tang Siblings, and their affiliates may vote in their sole discretion up to 28%, up from 23% previously, of the total voting power (the “Maximum Unrestricted Voting Percentage”), and (ii) with respect to any voting securities beneficially owned by the Principal Shareholders, Tang Siblings, and their affiliates in excess of the Maximum Unrestricted Voting Percentage, the Principal Shareholders, Tang Siblings, and their affiliates will be required to vote such securities in direct proportion to the vote cast by the Company’s non-affiliate stockholders. The Principal Shareholders and their affiliates may continue to vote all of their voting securities in their sole discretion with respect to (i) the election of their board nominee to the Company’s board of directors, or (ii) any amendment to the Company’s certificate of incorporation or bylaws that would have the effect of circumventing any rights of the Principal Shareholders under the original Shareholders Agreement.

In addition, the Second Amendment to the Shareholders Agreement provides that the Principal Shareholders with respect to each of the subsidiaries of the Company formerly owned by Meadville Holdings Limited (“Meadville”) that comprise, and operate the former Meadville Printed Circuit Board manufacturing business (the “Meadville PCB Subsidiaries”) the Principal Shareholders and Tang Siblings are entitled to nominate directors comprising a minority of the board of directors of each such company, and the nominating and corporate governance committee of the Company’s board of directors will be entitled to nominate the remaining members of the directors of each such company. Prior to the agreement of the Second Amendment to the Shareholder’s Agreement, the Principle Shareholders and the Tang Siblings were able to nominate the majority of the members of the Board of Directors of the Meadville PCB Subsidiaries.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Second Amendment to the Shareholders Agreement, and is subject to and qualified in its entirety by reference to the Shareholders Agreement attached hereto as Exhibit 10.2, which is incorporated by reference into this Item 1.01.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: January 4, 2016	/s/ Todd. B. Schull
	By:	Todd B. Schull
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	The First Amendment to the Registration Rights Agreement, originally dated as of April 9, 2010, by and among Meadville Holdings Limited, MTG Investment (BVI) Limited, and TTM Technologies, Inc.

10.2	The Second Amendment to the Shareholders Agreement, originally dated as of April 9, 2010, by and among Meadville Holdings Limited; Su Sih (BVI) Limited; Tang Hsiang Chien; Tang Chung Yen, Tom; Tang Ying Ming, Mai; and TTM Technologies, Inc.